EXHIBIT 1.1
FORM NO. 7a                                               REGISTRATION NO. 24681


                                 [BERMUDA LOGO]




                           CERTIFICATE OF DEPOSIT OF
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL


       THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of
                           OMNINET INTERNATIONAL LTD.

was delivered to the Registrar of Companies on the 10th day of JUNE, 1998 in accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").


                              Given under my hand this 30TH
                              day of JUNE, 1998.



                         /s/ [SIG]

                         for REGISTRAR OF COMPANIES



Capital prior to increase:    US$12,000.00
Amount of increase:           US$13,000.00
Present Capital:              US$25,000.00
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Exhibit 1.1

                                     BERMUDA

                             THE COMPANIES ACT 1981

                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                            MEMORANDUM OF ASSOCIATION

                                       OF

                           OMNINET INTERNATIONAL LTD.

                    (hereinafter referred to as "the Company"

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

     NAME/ADDRESS     BERMUDIAN STATUS      NATIONALITY         NUMBER OF SHARES
                                                                SUBSCRIBED
                              (YES/NO)





     Please see attached.

3.   We, the undersigned, namely.

     NAME/ADDRESS                               BERMUDIAN                    NATIONALITY           NUMBER OF
                                                (YES/NO)                     STATUS                SHARES
                                                                                                   SUBSCRIBED



     International Finance Ltd.
     Bermuda Commercial Bank Bldg.
     First Floor                             A Local Company                                        11,997
     44 Church Street
     Hamilton HM 12
     Bermuda

     Orlando A. Smith
     Bermuda Commercial Bank Bldg.
     First Floor                                   Yes                       British                   1
     44 Church Street
     Hamilton HM 12
     Bermuda

     John Milligan-Whyte
     Bermuda Commercial Bank Bldg.
     First Floor                                   Yes                       British                   1
     44 Church Street
     Hamilton HM 12
     Bermuda

     Lynda Milligan-Whyte
     Bermuda Commercial Bank Bldg.
     First Floor                                   Yes                       British                   1
     44 Church Street
     Hamilton HM 12
     Bermuda

do hereby respectively agree to take such number of shares as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.


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


3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

     N/A

5. The authorised share capital of the Company is US$12,000.00 divided into 12,000 shares of par value US$1.00 each. The minimum subscribed share capital of the Company is $12,000.00

6.   The objects for which the Company is formed and incorporated are -

     (i) to carry on the business if developing, designing, marketing, selling, researching and dealing in information technology, office automation, electronic equipment, computers and computer programmes, data transmission products and systems and related equipment and supplies of all kinds;

     (ii) to provide management services by the accomation, maintenance, supervision and management of computer installations, computer hardware and software and all appurtenances thereof, as agent for the buyer or hirer of such installations and equipment;

     (iii) to act as consultants, managers and advisors in connection with the business described in objects (i) and (ii); and

     (iv) as set forth in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Companies Act, 1981.

7. The Company shall have the additional powers as set out in the Schedule annexed hereto.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -


 /s/ L. MILLIGAN-WHYTE                        /s/ (ILLEGIBLE SIGNATURE)
----------------------------------------    ------------------------------------
On behalf of International Finance, Ltd.



 /s/ ORLANDO A. SMITH                         /s/ (ILLEGIBLE SIGNATURE)
----------------------------------------    ------------------------------------
Orlando A. Smith


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

 /s/ JOHN MILLIGAN-WHYTE                      /s/ (ILLEGIBLE SIGNATURE)
----------------------------------------    ------------------------------------
John Milligan-Whyte



 /s/ L. MILLIGAN-WHYTE                       /s/ (ILLEGIBLE SIGNATURE)
----------------------------------------    ------------------------------------
Lynda Milligan-Whyte



(Subscribers)                                   (Witnesses)


SUBSCRIBED THIS 16TH DAY OF MARCH, 1998.

                                  THE SCHEDULE

         (REFERRED TO IN CLAUSE NO. 7 OF THE MEMORANDUM OF ASSOCIATION)

(a) To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, the Company or by the creation and issue of securities.

(b) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and premiums, interest, dividends and other moneys payable on or in respect or any securities or liabilities of, any person including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary or a holding company of the Company or otherwise associated with the Company.

(c) To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(d) To sell, exchange, mortgage, charge, let or rent, share of profit, royalty or otherwise, grant licenses, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

(e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and


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

     to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly to further the Interests of the Company or of its Members for any national, charitable, benevolent, educational, educational, social, public, general or useful object.

(g) To purchase its own shares in accordance with the provisions of Section 42A of The Companies Act 1981.

(h) To issue preference shares redeemable at the option of the holder, in accordance with the provisions of Section 42 of the Companies Act 1981.

                             THE COMPANIES ACT 1981
                                   AS AMENDED

                                SECOND SCHEDULE                (SECTION 11(2))

A company may by reference include in its memorandum any of the following objects that is to say the business of:

     (a)  [Intentionally Stricken]

     (b)  packaging of goods of all kinds;

     (c)  buying, selling and dealing in goods of all kinds;

     (d)  designing and manufacturing of goods of all kinds;

     (e) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

     (f) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

     (g) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

     (h) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

     (i) ships and aircraft owners, managers, operators, agents, builders and repairers;

     (j) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

     (k)  travel agents, freight contractors and forwarding agents;

     (l)  dock owners, wharfingers, warehousemen;

     (m) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

     (n)  all forms of engineering;

     (o)  [Intentionally Stricken]



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

     (p) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

     (q) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

     (r) buying, selling, hiring, letting and dealing in conveyances of any sort;

     (s) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

     (t) to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

     (u) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligation of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations or trust or confidence.


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